Exhibit 10.1

[FORM OF 2004 STOCK INCENTIVE PLAN EMPLOYEE RESTRICTED STOCK UNIT
AWARD AGREEMENT]

ARCHIPELAGO HOLDINGS
2004 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AWARD AGREEMENT, made this              day of               , 2005 (the “Grant Date”), by and between Archipelago Holdings, Inc., a Delaware corporation (the “Company”), and                                     (the “Employee”) pursuant to the Archipelago Holdings 2004 Stock Incentive Plan (the “Plan”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Plan and determined that it is in the interest of the Company to enter into this Award Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.             Grant of RSUs.  The Company hereby grants to the Employee pursuant to the Plan                 restricted stock units (“RSUs” or “RSU Grant”), subject to the vesting provisions of Section 3, relating to the Company’s common stock (“Shares”).  Each RSU represents the right to receive one (1) Share.  The Company shall hold the RSUs in book-entry form.  The Employee shall have no direct secured claim in any specific assets of the Company or the Shares to be issued upon vesting, and will have the status as a general unsecured creditor of the Company.  If an executed copy of this Award Agreement is not returned to the Company by                             , 2005, the RSU Grant hereunder shall be null and void, unless the Company determines, in its sole discretion, that any delay was for good cause.

2.             Additional Documents; Definitions.  The Plan, which is incorporated in this Award Agreement by reference and made a part hereof, shall govern all aspects of this Award Agreement except as otherwise specifically stated herein.  For purposes of this Award Agreement all terms not defined in this Award Agreement or in Annex A attached hereto shall have the respective meanings specified under the Plan.

3.             Vesting.  Except as otherwise provided herein, the RSU shall vest in equal installments on                                 (i.e.,      % per year).

4.             Dividend Equivalents.  As of each dividend date with respect to Shares, a dollar amount equal to the amount of the dividend that would have been paid on the number of Shares equal to the number of RSUs held by the Employee as of the close of business on the record date for such dividend shall be converted into a number of RSUs equal to the number of whole and fractional Shares that could have been purchased at the closing price on the dividend declared on Shares which is payable in Shares, the Employee shall be credited with an additional numbers of RSUs equal to the product of (a) the number of his RSUs then held on the related dividend record date multiplied by (b) the number of Shares (including any fraction thereof) distributable as a dividend on a Share.  All such dividend equivalents credited to the Employee shall be added to and in all respects thereafter be treated as RSUs hereunder.

5.             Termination of Employment.

(a)           Upon Employee’s Termination of Employment for any reason other than death or Disability, the unvested portion of the RSU Grant shall be immediately forfeited.

(b)           Upon the Employee’s Termination of Employment for Disability, the RSU Grant shall continue to vest as if the Employee was still employed with the Company as long as the Employee continues to have a Disability.

(c)           If an Employee dies while employed by the Company or while the Employee has a Disability covered under Section 5(b), the RSU Grant shall immediately vest.

6.             Issuance of Shares.  As promptly as practical after the date on which a portion or all of the RSU Grant vests, and after receipt of any required tax withholding and receipt of such Consents as the Company deems necessary or desirable, the Company shall issue or transfer to the Employee the number of Shares with respect to which the RSU Grant has become vested (less Shares withheld in satisfaction of tax withholding obligations, if any), and shall deliver to the Employee a certificate or certificates therefor, registered in the Employee’s name.  The Company may postpone such delivery until it receives satisfactory proof that the issuance or transfer of such Shares will not violate any of the provisions of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules.  The foregoing provisions of this Section 6 to the contrary notwithstanding, the date of any distribution of Shares shall be postponed to such date as may be necessary to avoid an acceleration of income and imposition of tax penalties and interest under Section 409A of the Internal Revenue Code.

7.             Rights as Shareholder.  Neither the Employee nor any permitted transferee of an RSU shall have any of the rights of a member or shareholder with respect to any Shares except to the extent that a certificate or certificates for such Shares shall have been issued upon vesting of the RSU as provided herein, and no adjustment shall be made for cash distributions in respect of such Shares for which the distribution date (or record date, in the event the Company becomes a corporation) is prior to the date upon which such Employee or permitted transferee shall become the holder of record thereof.

8.             Restrictions.

(a)           Securities Law Restrictions.  Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(b)           Market Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s Initial Public Offering, the Employee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any RSU or other contract for the purchase of, purchase any RSU or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Award Agreement without the prior written consent of the Company.  Such restriction (the “Market Stand-Off”) shall be in effect for one hundred eighty (180) days following the date of the final prospectus for the offering.

In the event of any adjustment of, changes in or additions to the Shares, any new, substituted or additional interests or securities which are by reason of such adjustment, change or addition distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Award Agreement until the end of the applicable stand-off period.  The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 8(b).  This Section 8(b) shall not apply to Shares that are registered in the public offering under the Securities Act.

9.             Right of Recapture.  If at any time within six (6) months after the date on which the Employee vests in a portion or all of the RSU Grant:  (a) there is a Termination of Employment for Cause (or, if still employed by the Company, engages in any activity that would constitute a basis for a Termination of Employment for Cause); or (b) the Employee engages in any activity determined in the discretion of the Company to be Competitive Activity, then any proceeds of the RSU Grant realized by the Employee within that six (6)-month period (“Proceeds”) shall be paid by the Employee to the Company upon notice from the Company.  Such Proceeds shall be determined as of the date of vesting without regard to any subsequent change in the Fair Market Value of a Share.  The Company shall have the right to offset such Proceeds against any amounts otherwise owed to the Employee by the Company (including, without limitation, against any wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement) to the maximum extent permitted by law.

10.           Right of Offset.  The Company shall have the right to offset against the obligation to deliver Shares in respect of any Award Agreement, any outstanding amounts then owed by the Employee to the Company.

11.           Notices.  All notices required or permitted hereunder shall be given in writing by personal delivery, by confirmed facsimile transmission (with a copy dispatched by express delivery or registered or certified mail), or by express delivery via express mail or any reputable express courier service.  Notices shall be addressed:

(a)           if to the Company, at 100 South Wacker Drive, 20th Floor, Chicago, IL  60606, Attention:               ; Fax:  at                   ; Confirm                   ; or

(b)           if to the Employee, at the address set forth on the signature page; or

(c)           as to either party, at such other address as may be designated by notice in the manner set forth herein.

Notices which are delivered personally, by confirmed facsimile transmission, or by courier as aforesaid, shall be effective on the date of delivery.

12.           Binding Effect.

(a)           Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Award Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Employee and all persons claiming under or through the Employee.

(b)           Subject to Section 10 hereof, this Award Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

13.           No Right to Perform Services.  The granting of RSUs hereunder shall not be construed as granting Employee any right to perform services for, or remain an employee of, the Company.  The right of the Company to terminate Employee’s services and employment at any time and for any reason is specifically reserved.

14.           Governing Law.  This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

15.           Severability.  If any provision of this Award Agreement shall hereafter be held to be invalid, unenforceable or illegal in whole or in part, in any jurisdiction under any circumstances for any reason, (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, this Award Agreement or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Award Agreement (including, without limitation, addition of necessary further provisions of this Award Agreement) so as to give effect to the intent as so expressed and the benefits so provided.  Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances.  Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Award Agreement.

16.           Terms of Other Agreements.  To the extent the terms of an employment agreement or change in control severance agreement between the Company and the Employee are more beneficial to the Employee than the terms of this Award Agreement, then the terms of such employment or change in control severance agreement shall govern.

17.           Merger, Sale or Liquidation of the Company.  Upon a merger, sale or liquidation of the Company, the RSUs will be subject to the same terms and conditions as provided in Section 18 of the Archipelago Holdings, L.L.C. 2003 Long-Term Incentive Plan.

18.           Entire Award Agreement.  This Award Agreement and the Plan comprise the whole agreement between the parties hereto with respect to the subject matter hereof, and may not be modified or terminated orally.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the day and year first above written.

Archipelago Holdings, Inc.

By:

Employee

Annex A
Certain Definitions

As used in this Award Agreement, the following terms shall have the following meanings:

(a)           “Cause” shall mean (i) conviction, or plea of nolo contendere (or a similar plea), in a criminal proceeding, whether in respect of a felony or misdemeanor; (ii) misconduct; (iii) dishonesty; (iv) material violation of the Company’s policies or procedures; (v) willful or repeated failure or refusal to perform the Employee’s duties satisfactorily after receiving notice from the Company; (vi) engaging in Detrimental Activity; or (vii) such other or different circumstances as the Committee may determine to constitute Cause; in each case as determined by the Committee, which determination shall be final, binding and conclusive.

(b)           “Competitive Activity” shall mean engaging in activity with the New York Stock Exchange, Inc., American Stock Exchange LLC, NASDAQ Stock Market, Inc., Instinet Group Incorporated, Brut ECN L.L.C. and any of their subsidiaries, parent entities and successors (other than the Company).

(c)           “Consents” shall mean (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any Federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Employee with respect to the disposition of Shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals by any governmental or other regulatory bodies, and (iv) and any all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee.

(d)           “Detrimental Activity” means (i) using confidential information received during employment with the Company relating to the business affairs of the Company or any of its clients, in breach of such person’s undertaking to keep such information confidential; (ii) direct or indirect persuasion or any attempt to persuade by any means, any employee of the Company to terminate their employment with the Company or to breach any of the terms of their employment with the Company; or (iii) any other activity otherwise deemed to be detrimental, inimical, contrary or harmful to the interests of the Company, in each case as determined by the Committee, which determination shall be final, binding and conclusive.

(e)           “Disability” of an Employee shall mean the Employee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months.  An Employee shall not be considered to be permanently and totally disabled unless such Employee furnishes proof satisfactory to the Company in its sole discretion of the existence thereof in such form and manner, and at such times, as the Committee may require.

(f)            “Termination of Employment” shall mean the Employee’s ceasing to be employed by the Company.  The Committee, in its discretion, may determine (a) whether any leave of absence constitutes a termination of employment for purposes of this Award Agreement and (b) when a change in the Employee’s association or status with the Company constitutes a Termination of Employment for purposes of this Award Agreement.  The Committee shall have the right to determine whether an Employee’s Termination of Employment is a dismissal for Cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal.  Such determinations of the Committee shall be final, binding and conclusive.